EXHIBIT 99.1



                                 PRESS RELEASE

                                 [COMPANY LOGO]

Contact:     Peter M. Holland
             Chief Financial Officer
             (740) 772-8547

                          HORIZON PCS ANNOUNCES FOURTH
                        QUARTER AND YEAR-END 2002 RESULTS
                           --------------------------
                   SUBSCRIBER BASE GROWS 40 PERCENT TO 270,900


CHILLICOTHE, OH (March 31, 2003) -- Horizon PCS, Inc., a PCS affiliate of Sprint (NYSE:PCS), today announced financial results for the fourth quarter and year ended December 31, 2002. Highlights included:

------------------------------------------------------------------------------------------------------------------------------------
                                                 HIGHLIGHTS (unaudited)
                                  (in $000's, except subscriber, churn and ARPU data)
------------------------------------------------------------------------------------------------------------------------------------
                           3 MONTHS ENDED     12 MONTHS ENDED                                   3 MONTHS ENDED     12 MONTHS ENDED
                            DECEMBER 31,        DECEMBER 31,                                      DECEMBER 31,        DECEMBER 31,
                        -----------------------------------------                              -------------------------------------
                           2002      2001       2002       2001                                  2002    2001      2002      2001
------------------------------------------------------------------------------------------------------------------------------------
Total Revenues           $59,953    $44,075   $216,038   $123,304   Ending PCS Subscribers     270,900  194,100   270,900   194,100
------------------------------------------------------------------------------------------------------------------------------------
EBITDA*                 ($17,792)  ($22,495)  ($64,531)  ($69,461)  Net PCS Subscriber Adds     29,000    47,500   76,800   127,700
------------------------------------------------------------------------------------------------------------------------------------
Net Loss to Common      ($60,253)  ($40,811) ($188,704) ($124,412)  PCS Churn                     3.5%      3.0%     3.5%      2.4%
------------------------------------------------------------------------------------------------------------------------------------
Capital Expenditures      $5,462    $26,223    $63,083   $116,574   PCS ARPU                       $76       $83      $75       $83
------------------------------------------------------------------------------------------------------------------------------------
* Excludes depreciation,  amortization,  non-cash compensation, loss on disposal of PCS assets and goodwill impairment charges.

     o Horizon PCS added 29,000 net new subscribers in the fourth quarter 2002, bringing the subscriber base to 270,900 at the end of the fourth quarter 2002.
     o As of December 31, 2002, 74% of our subscriber base was prime credit class and the remaining 26% was sub-prime credit class. Of the sub-prime base, 35% provided a deposit. Of the total gross adds in the fourth quarter 2002, 69% were prime credit class subscribers.
     o As of December 31, 2002, the Company had launched service covering 7.4 million residents or approximately 73% of the total population in its territory. The Company had 1,338 cell sites (which includes 510 sites in the NTELOS network).
     o Average monthly revenue per subscriber (ARPU), including roaming, was $76 for the fourth quarter 2002 and $75 for all of 2002. ARPU, including roaming, was $76 for the third quarter 2002. ARPU, excluding roaming, was $54 for the fourth quarter 2002 and $55 for the year 2002. ARPU, excluding roaming, was $55 for the third quarter 2002.
     o Churn, excluding 30-day returns, was approximately 3.5% for the fourth quarter 2002 and 3.5% for the year 2002. Churn, excluding 30-day returns, was approximately 3.9% for the third quarter 2002.
     o Cost per gross add (CPGA) was $316 for the fourth quarter 2002 and $342 for the year 2002.
     o Cash cost per user (CCPU) was $75, including roaming, and $59, excluding roaming, for the fourth quarter 2002. CCPU was $76, including roaming, and $60, excluding roaming, for the third quarter 2002.
     o As of December 31, 2002, Horizon marketed Sprint PCS service through 44 Company stores and approximately 523 national outlets, regional retailers and local agents.
     o Total operating revenues were $60.0 million for the fourth quarter 2002, a 7% increase over third quarter 2002 total operating revenues of $56.1 million. Total operating revenues were $216.0 million for the year 2002, a 75% increase over the year 2001.
     o For the fourth quarter and year ended December 31, 2002, roaming revenue from the Company's portion of the Sprint PCS network was $16.9 million and $55.8 million, respectively. Roaming expense for the fourth quarter and year ended December 31, 2002, was $11.8 million and $43.5 million, respectively.

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


     o Bad debt as a percentage of subscriber revenue was 9% for the fourth quarter 2002 and 11% for the third quarter 2002.
     o During the fourth quarter of 2002, Horizon PCS had 154 million inbound roaming revenue minutes and 105 million outbound roaming minutes for a ratio of 1.47 to 1.
     o The average minutes of use was 551 per billed subscriber for the fourth quarter 2002 and 529 per billed subscriber for the third quarter 2002.

Commenting on the results, William A. McKell, Chairman, President and CEO, said, "Results for the fourth quarter of 2002 reflect progress despite a number of challenges facing the wireless industry. The increase in net new subscribers for the fourth quarter was the largest of any quarter in 2002. We also continued to focus on the overall credit quality of our subscriber base, ending the year with 74% of our subscribers classified as prime. Our goal for 2003 is to identify ways to improve our operating cash flow, while growing a quality subscriber base."

Earnings before interest, taxes, depreciation and amortization, and other non-cash compensation charges (EBITDA) was negative $17.8 million for the fourth quarter 2002 compared with negative $15.7 million for the third quarter 2002. EBITDA was negative $64.5 million for the year 2002.

At the end of the fourth quarter, Horizon had cash and cash equivalents of approximately $86.1 million, which excludes $24.1 million in restricted cash. The Company also had $95.0 million committed under its bank credit facility. Capital expenditures were $5.5 million for the fourth quarter 2002 and $63.1 million for the year 2002.

As of December 31, 2002, the Company was in compliance with its covenants with regard to its outstanding debt. However, we believe that it is probable that the Company will violate one or more covenants under its secured credit facility in 2003. The failure to comply with a covenant would be an event of default under our secured credit facility, and would give the lenders the right to pursue remedies. These remedies could include acceleration of amounts due under the facility. If the lenders elected to accelerate the indebtedness under the facility, this would also represent a default under the indentures for our senior notes and discount notes, and would give Sprint certain remedies under our agreements with Sprint. The Company does not have sufficient liquidity to repay all of the indebtedness under these obligations. Horizon PCS's independent auditors' report dated March 4, 2003 states that these matters raise substantial doubt about the Company's ability to continue as a going concern.

In addition, without the additional borrowing capacity under the senior credit facility, significant modifications in the amounts charged by Sprint under the management agreements, significant modifications in the amounts charged by NTELOS under the NTELOS Network Service Agreement, and/or restructuring of its capital structure the Company likely does not have sufficient liquidity to fund its operations so that it can pursue its desired business plan and achieve positive cash flow from operations.

The Company has engaged Berenson & Company, an investment banking firm, to assist in its efforts to renegotiate or restructure its equity, debt and other contractual obligations. In addition, within the next six months, we are also taking steps to attempt to renegotiate the debt covenants under our senior secured facility, obtain waivers and/or a forbearance agreement with respect to defaults under the senior credit facility, enter into negotiations with the lenders under our senior credit facility to obtain the right to borrow under the $95 million line of credit and to modify the repayment terms of this facility, enter into negotiations with Sprint and NTELOS to adjust the amounts charged to

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

the Company under the related agreements to improve the Company's cash flow and operations, and pursue other means to reduce operating expenses and improve cash flows. Further, if the lenders under our senior credit facility were to accelerate our debt, we would attempt to negotiate a waiver or forbearance agreement with representatives of the holders of our senior notes and discount notes. The Company can give no assurance that it will be successful in these negotiations.

If the Company is unable to restructure its current debt and other contractual obligations as discussed above, it would need to:

     o    obtain financing to satisfy or refinance its current obligations;

     o find a purchaser or strategic partner for the Company's business or otherwise dispose of its assets; and/or

     o    seek bankruptcy protection.

For a more detailed discussion, please refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Risk Factors", and "Note 1 to the Audited Financial Statements" in our 2002 Form 10-K, as filed with the Securities and Exchange Commission on March 28, 2003.

ABOUT HORIZON PCS
Horizon PCS is one of the largest PCS affiliates of Sprint, based on its exclusive right to market Sprint wireless mobility communications network products and services to a total population of over 10.2 million in portions of 12 contiguous states. Its markets are located between Sprint's Chicago, New York and Raleigh/Durham markets and connect or are adjacent to 15 major Sprint markets that have a total population of over 59 million. As a PCS affiliate of Sprint, Horizon markets wireless mobile communications network products and services under the Sprint and Sprint PCS brand names. For more information, visit http://www.horizonpcs.com/.

ABOUT SPRINT
Sprint operates the largest, 100-percent digital, nationwide PCS wireless network in the United States, already serving more than 4,000 cities and communities across the country. Sprint has licensed PCS coverage of more than 280 million people in all 50 states, Puerto Rico and the U.S. Virgin Islands. In August 2002, Sprint became the first wireless carrier in the country to launch next generation services nationwide delivering faster speeds and advanced applications on Vision-enabled Phones and devices. For more information on products and services, visit www.sprint.com/mr. PCS is a wholly-owned tracking stock of Sprint Corporation trading on the NYSE under the symbol "PCS." Sprint is a global communications company with approximately 72,000 employees worldwide and nearly $27 billion in annual revenues and is widely recognized for developing, engineering and deploying state-of-the art network technologies.


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


EBITDA AND OTHER INFORMATION
EBITDA is computed as operating loss plus depreciation and amortization, non-cash compensation expense, loss on disposal of PCS assets and impairment of goodwill. Management believes that EBITDA is a useful measure for shareholders and lenders for evaluating cash flow and liquidity. This information should not be considered as an alternative to net income, operating profit, cash from operations, or any other operating or liquidity performance measure prescribed by accounting principles generally accepted in the United States. Further, other metrics or terms disclosed such as ARPU, churn, CPGA and CCPU, are not measures of financial performance under generally accepted accounting principles in the United States. These terms as used by the Company may not be comparable to the use of these terms by other companies.

This press release contains statements about future events and expectations that are forward-looking statements. Any statement in this press release that is not a statement of historical fact may be deemed to be a forward-looking statement, which involves known and unknown risks, uncertainties and other factors which may cause the company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For example, projections of net adds, ARPU, churn, CPGA, roaming revenue and expense, and EBITDA losses may prove inaccurate due to factors such as the impact of competition, the availability of handsets and delays in our network build-out. For further information on the risks inherent in Horizon PCS' business see "Risk Factors" in our most recent Form 10-K and Form 10-Q filings.


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


                                                           HORIZON PCS, INC.
                                                     CONSOLIDATED BALANCE SHEETS

                                                                                 DECEMBER 31,        DECEMBER 31,
ASSETS                                                                               2002                2001
                                                                                ---------------    ----------------
CURRENT ASSETS:                                                                   (Unaudited)
Cash and cash equivalents                                                       $    86,137,284    $    123,775,562
Restricted cash                                                                      24,063,259          24,597,222
Accounts receivable - subscriber                                                     19,524,527          14,293,771
Receivable from affiliate and Parent                                                      8,497             584,222
Equipment inventory                                                                   4,082,795           3,845,433
Prepaid expenses and other current assets                                             2,671,458             840,970
                                                                                ---------------    ----------------
     Total current assets                                                           136,487,820         167,937,180
                                                                                ---------------    ----------------

OTHER ASSETS:
Restricted cash                                                                              --          24,062,500
Intangible asset - Sprint PCS licenses, net of amortization                          40,381,201          42,840,534
Goodwill, net of amortization                                                                --           7,191,180
Debt issuance costs, net of amortization                                             19,995,818          20,437,556
Deferred activation expense and other assets                                          6,723,827           4,001,436
                                                                                ---------------    ----------------
     Total other assets                                                              67,100,846          98,533,206
                                                                                ---------------    ----------------
PROPERTY AND EQUIPMENT, NET                                                         239,536,593         214,867,858
                                                                                ---------------    ----------------
        Total assets                                                            $   443,125,259    $    481,338,244
                                                                                ===============    ================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable                                                                $    23,280,465    $     26,444,888
Accrued liabilities                                                                   6,903,055           8,182,461
Accrued real estate and personal property taxes                                       3,438,037           2,401,044
Payable to Sprint                                                                     9,910,262          10,244,529
Deferred service revenue                                                              5,308,457           3,712,734
                                                                                ---------------    ----------------
     Total current liabilities                                                       48,840,276          50,985,656
                                                                                ---------------    ----------------

LONG-TERM LIABILITIES:
Long-term debt                                                                      516,284,349         384,055,643
Other long-term liabilities                                                          14,350,141           9,106,625
Deferred activation revenue                                                           6,092,645           3,808,618
                                                                                ---------------    ----------------
     Total long-term liabilities                                                    536,727,135         396,970,886
                                                                                ---------------    ----------------
        Total liabilities                                                           585,567,411         447,956,542
                                                                                ---------------    ----------------

COMMITMENTS AND CONTINGENCIES                                                                --                  --
CONVERTIBLE PREFERRED STOCK                                                         157,105,236         145,349,043
STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock                                                                              --                  --
Common stock - class A                                                                        3                   3
Common stock - class B                                                                    5,846               5,846
Treasury stock - class B                                                               (111,061)           (111,061)
Accumulated other comprehensive income (loss)                                          (394,575)           (837,851)
Additional paid-in capital                                                           91,852,117          91,852,117
Deferred stock option compensation                                                     (885,747)         (1,566,496)
Retained deficit                                                                   (390,013,971)       (201,309,899)
                                                                                ---------------    ----------------
     Total stockholders' equity (deficit)                                          (299,547,388)       (111,967,341)
                                                                                ---------------    ----------------
        Total liabilities and stockholders' equity (deficit)                    $   443,125,259    $    481,338,244
                                                                                ===============    ================



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


                                HORIZON PCS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                   FOR THE THREE MONTHS ENDED             FOR THE YEAR ENDED
                                                          DECEMBER 31,                       DECEMBER 31,
                                                 --------------------------------   --------------------------------
                                                     2002              2001             2002              2001
                                                 --------------   ---------------   --------------   ---------------
OPERATING REVENUES:
   Subscriber revenues                           $   41,013,094   $   28,669,122    $ 152,409,453    $   77,657,971
   Roaming revenues                                  16,853,256       12,894,971       55,781,574        38,540,276
   Equipment revenues                                 2,086,569        2,510,438        7,846,573         7,105,457
                                                 --------------   ---------------   --------------   ---------------
     Total operating revenues                        59,952,919       44,074,531      216,037,600       123,303,704
                                                 --------------   ---------------   --------------   ---------------

OPERATING EXPENSES:
   Cost of service (exclusive of items shown
     below)                                          46,231,650       32,252,720      167,128,087       100,515,780
   Cost of equipment                                  6,553,897        6,243,403       19,188,975        14,871,647
   Selling and marketing                             13,642,416       18,954,233       52,601,068        48,992,817
   General and administrative (exclusive of
     items shown below)                              11,316,929        9,118,675       41,650,367        28,384,548
   Non-cash compensation                                170,187          177,237          680,749         1,433,848
   Depreciation and amortization                     10,038,906        5,538,717       40,271,034        18,518,948
   Loss on disposal of PCS assets                           375        1,296,834          631,417         1,296,834
   Impairment of goodwill and impact of
     acquisition-related deferred taxes              13,222,180               --       13,222,180                --
                                                 --------------   ---------------   --------------   ---------------
     Total operating expenses                       101,176,540       73,581,819      335,373,877       214,014,422
                                                 --------------   ---------------   --------------   ---------------

OPERATING LOSS                                      (41,223,621)     (29,507,288)    (119,336,277)      (90,710,718)

Loss on exchange of stock                                    --               --               --          (399,673)
Interest income                                         524,562          216,527        2,989,026         5,062,780
Interest expense, net of capitalized interest       (16,516,428)      (8,759,878)     (60,600,568)      (27,434,076)
                                                 --------------   ---------------   --------------   ---------------

LOSS BEFORE INCOME TAX (EXPENSE) BENEFIT            (57,215,487)     (38,050,639)    (176,947,819)     (113,481,687)
INCOME TAX (EXPENSE) BENEFIT                                 --               --               --                --
                                                 --------------   ---------------   --------------   ---------------

NET LOSS                                            (57,215,487)     (38,050,639)    (176,947,819)     (113,481,687)
PREFERRED STOCK DIVIDEND                             (3,037,590)      (2,760,222)     (11,756,253)      (10,929,852)
                                                 --------------   ---------------   --------------   ---------------

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS        $  (60,253,077)  $  (40,810,861)   $(188,704,072)   $ (124,411,539)
                                                 ==============   ===============   ==============   ===============

Basic and diluted loss per share available to
   common stockholders                           $        (1.03)  $        (0.70)   $       (3.23)   $        (2.13)
                                                 ==============   ==============    ==============   ==============

Weighted-average common shares outstanding           58,471,934       58,471,934       58,471,934        58,471,934
                                                 ==============   ===============   ==============   ===============


                                                   FOR THE THREE MONTHS ENDED             FOR THE YEAR ENDED
                                                          DECEMBER 31,                       DECEMBER 31,
                                                 --------------------------------   --------------------------------
                                                     2002              2001             2002              2001
                                                 --------------   ---------------   --------------   ---------------
NET LOSS                                         $  (57,215,487)  $  (38,050,639)   $(176,947,819)   $ (113,481,687)
OTHER COMPREHENSIVE INCOME (LOSS):
   Net unrealized gain (loss) on hedging
     activities                                         302,548         (158,670)         443,276          (837,851)
                                                 --------------   ---------------   --------------   ---------------
COMPREHENSIVE INCOME (LOSS)                      $  (56,912,939)  $  (38,209,309)   $(176,504,543)   $ (114,319,538)
                                                 ==============   ===============   ==============   ===============



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                                HORIZON PCS, INC.
                              COMPUTATION OF EBITDA
                                   (Unaudited)

                                                   FOR THE THREE MONTHS ENDED             FOR THE YEAR ENDED
                                                          DECEMBER 31,                       DECEMBER 31,
                                                 --------------------------------   --------------------------------
                                                     2002              2001             2002              2001
                                                 --------------   ---------------   --------------   ---------------

Operating loss                                   $  (41,223,621)  $  (29,507,288)   $(119,336,277)   $  (90,710,718)
Depreciation and amortization                        10,038,906        5,538,717       40,271,034        18,518,948
Non-cash compensation expense                           170,187          177,237          680,749         1,433,848
Loss on disposal of PCS assets                              375        1,296,834          631,417         1,296,834
Impairment of goodwill                               13,222,180               --       13,222,180                --
                                                 ---------------  ---------------    -------------    --------------

EBITDA                                           $  (17,791,973)  $  (22,494,500)   $ (64,530,897)   $  (69,461,088)
                                                 ===============  ===============    =============    ==============




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                                HORIZON PCS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                                                        FOR THE YEAR ENDED
                                                                                           DECEMBER 31,
CASH FLOWS FROM OPERATING ACTIVITIES:                                                2002                2001
                                                                                ----------------   -----------------
   Net loss                                                                     $  (176,947,819)   $  (113,481,687)
                                                                                ----------------   -----------------
   Adjustments to reconcile net loss of net cash used in operating activities, net of effect of acquisition:
       Depreciation and amortization                                                 40,271,034          18,518,948
       Impairment of goodwill and impact of acquisition related
         deferred taxes                                                              13,222,180                  --
       Non-cash compensation expense                                                    680,749           1,433,848
       Non-cash interest expense                                                     27,986,604          19,344,515
       Non-cash loss on exchange of stock                                                    --             399,673
       Bad debt expense                                                              15,518,084           6,409,561
       Loss on hedging activities                                                        48,536             176,322
       Loss on disposal of PCS assets and property and equipment                        631,417           1,296,834
     Change in:
       Accounts receivable                                                          (20,748,840)        (17,443,698)
       Equipment inventory                                                             (237,362)              4,902
       Interest receivable and other                                                 (1,830,488)          3,732,072
       Accounts payable                                                              (3,164,423)         (4,867,437)
       Accrued liabilities and deferred service revenue                              25,330,341           7,805,642
       Payable to Sprint                                                               (334,267)          5,285,401
       Receivable / payable from affiliates and Parent                                  575,725          (1,577,577)
       Other assets and liabilities, net                                                189,283              97,028
                                                                                ----------------   -----------------
         Total adjustments                                                           98,138,573          40,616,034
                                                                                ----------------   -----------------
         Net cash used in operating activities                                      (78,809,246)        (72,865,653)
                                                                                ----------------   -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures, net                                                        (63,082,910)       (116,574,323)
   Decrease (increase) in restricted cash                                                    --         (48,659,722)
   Proceeds from redemption of RTFC capital certificates                                     --           2,895,646
   Proceeds from the sale of property and equipment                                   1,563,970                  --
   Dividends received                                                                        --              (4,311)
                                                                                ----------------   -----------------
         Net cash used in investing activities                                      (61,518,940)       (162,342,710)
                                                                                ----------------   -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Deferred financing fees                                                           (2,310,092)         (7,433,469)
   Notes payable -- borrowings, net of repayments                                   105,000,000         175,000,000
                                                                                ----------------   -----------------
         Net cash provided by financing activities                                  102,689,908         167,566,531
                                                                                ----------------   -----------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                (37,638,278)        (67,641,832)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                      123,775,562         191,417,394
                                                                                ----------------   -----------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                        $    86,137,284    $    123,775,562
                                                                                ================   =================



                                     -END-



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